Exhibit 107 Calculation of Filing Fee Tables
S-8
Legend Biotech Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value US$0.0001 per share	Other	19,100,000	$ 9.19	$ 175,529,000.00	0.000087	$ 15,271.02
Total Offering Amounts:						$ 175,529,000.00		$ 15,271.02
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 15,271.02
Offering Note
[1]	(A) These shares may be represented by the American Depositary Shares ('ADSs') of Legend Biotech Corporation (the 'Registrant'). Each ADS represents two ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby were registered pursuant to the separate Registration Statements on Form F-6 (File Nos. 333-238581 and 333-296862). (B) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Registrant's Amended and Restated 2020 Restricted Shares Plan (the 'RSU Plan') by reason of any stock dividend, stock split, recapitalization or other similar transaction. (C) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Registrant's ADSs as quoted on the Nasdaq Global Select Market on October 5, 2026. (D) Represents ordinary shares that became available for issuance under the RSU Plan, effective as of September 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources